EXHIBIT 10.20

Execution

SECURITY Agreement

This Security Agreement (this “Agreement”), dated August 31, 2020, is by and between NUTRIBAND, INC., a Nevada corporation (the “Debtor”), and POCONO COATED PRODUCTS, LLC, a Pennsylvania limited liability company (“Secured Party”). Debtor and Secured Party may be referred to herein collectively as the “Parties” or individually as a “Party.”

RECITALS

WHEREAS, on August 28, 2020, the Debtor and Secured Party entered into an Asset Purchase Agreement (the “Agreement”) pursuant to which the Debtor has purchased the certain assets described in Section 1.1(a)(i) of said Agreement from Secured Party (the “Purchased Assets”);

WHEREAS, in consideration for Secured Party’s acceptance of the Note, as defined in the Purchase Agreement, Debtor are pledging all of its right, title and interest in the Collateral (as defined below) in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and other good and valuable consideration (the receipt and sufficiency of which are hereby confirmed and acknowledged), the Parties hereto hereby stipulate and agree as follows:

SECURITY INTEREST

1. Security Interest. Debtor assign and grant to Secured Party a security interest in and lien on the Collateral (as defined below) to secure the payment and the performance of the Obligations (as defined below). The security interest granted by this Agreement, and all representations, warranties and covenants herein by the Parties, are subject in to the terms and conditions of the purchase and sale of the Purchased Assets as set forth in the Asset Purchase Agreement and the Escrow Agreement, both dated as of the date hereof, between Debtor and Secured Party.

2. Collateral.

(a) Description of Collateral. As collateral security for all of the Obligations (as defined in Section 3 hereof), Debtor hereby pledge and assign to the Secured Party, and grant to the Secured Party a first priority continuing security interest in the following (collectively, the “Collateral”):

(i) The Purchased Assets;

(ii) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever such Debtor’ interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

(b) Proceeds. The following assets and rights shall be Collateral: all additions, substitutes and replacements for and proceeds of the above Collateral. Any investment property and/or securities received by Debtor, which shall comprise such additions, substitutes and replacements for, or proceeds of, the Collateral, shall be held in trust for Secured Party and shall be delivered immediately to Secured Party. Any cash proceeds shall be held in trust for Secured Party and upon request shall be delivered immediately to Secured Party.

3. Obligations. The following obligations (the “Obligations”) are secured by this Agreement: (a) the Note (the “Debtor Agreements”), and any and all renewals, extensions and replacement thereof, and (b) all costs and expenses incurred by Secured Party, including reasonable attorney’s fees, to enforce and defend the Debtor Agreements, and to maintain, preserve, collect and realize upon the Collateral, together with interest thereon at the highest rate allowed by law.

In the event an amount paid to Secured Party on any Obligations is subsequently recovered from Secured Party in or as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding involving an obligor of the Obligations other than Debtor, Debtor shall be liable to Secured Party for the amounts so recovered up to the fair market value of the Collateral whether or not the Collateral has been released or the security interest terminated. In the event the Collateral has been released or the security interest terminated, the fair market value of the Collateral shall be determined, at Secured Party’s option, as of the date the Collateral was released, the security interest terminated, or said amounts were recovered.

4. Debtor’ Warranties. Debtor hereby represent and warrant to Secured Party as follows:

(a) Ownership. Debtor own the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except liens for taxes not yet due and payable and the security interest hereunder.

(b) Power and Authority. Debtor hereby represent and warrant to Secured Party that: (i) Debtor are limited liability companies duly organized, validly existing and in good standing under the laws of the State of New Jersey; (ii) the Debtor have duly executed and delivered the Debtor Agreements; (iii) no authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Debtor of the Debtor Agreements; and (iv) the execution, delivery and performance of the Debtor (A) are within the Debtor’ power and authority and have been duly authorized by all necessary corporate proceedings, (B) do not and will not violate or conflict with the Debtor’ certificate of formation or other constitutive documents, (C) do not and will not conflict with, or constitute a default under or result in a violation of, any agreement, instrument, judgment or law to which Debtor’ assets are subject, and (D) creates a valid and enforceable perfected security interest once the UCC is filed by the Secured Party.

5. Debtor’ Covenants. Until full payment and performance of all of the Obligations and termination or expiration of any obligation or commitment, unless Secured Party otherwise consents in writing, Debtor covenants and agrees as follows:

(a) Performance of Obligations. Debtor shall timely and fully perform all of its agreements herein and in the other Debtor Agreements.

(b) Ownership of Collateral. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Secured Party. Debtor shall keep the Collateral free from all liens and security interests except those for the security interest hereby created.

(c) Costs. Debtor shall pay all costs necessary to defend and enforce the security interest created by this Agreement, and to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, reasonable attorney’s fees, legal expenses and expenses of whether the Collateral is or is not in Secured Party’s possession, and without any obligation to do so and without waiving Debtor’ default by failure to make any such payment, Secured Party at its option may pay any such costs and expenses and discharge encumbrances on the Collateral, and such payments shall be a part of the Obligations and bear interest at the rate set out in the Obligations. Debtor agrees to reimburse Secured Party on demand for any costs so incurred.

(d) Additional Documents. Debtor shall sign and deliver any papers furnished by Secured Party which are necessary or desirable in the judgment of Secured Party to obtain, maintain and perfect the security interest hereunder and to enable Secured Party to comply with any federal or state law in order to obtain or perfect Secured Party’s interest in the Collateral or to obtain proceeds of the Collateral.

(e) Notification. Debtor shall notify Secured Party immediately of (i) any material change in the Collateral, (ii) a change in Debtor’ principal office or location, (iii) a change in any matter warranted or represented by Debtor in this Agreement, or in any of the documents relating to the Obligations or furnished to Secured Party pursuant to this Agreement, and (iv) the occurrence of an Event of Default as defined herein.

(f) Other Parties and Other Collateral. No renewal or extensions of or any other indulgence with respect to the Obligations or any part thereof, no modification of document(s) evidencing the Obligations, no release of any security, no release of any person (including any maker, endorser, guarantor or surety) liable on the Obligations, no delay in enforcement of payment and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligations or any security therefor or under this Agreement shall in any manner impair or affect the rights of Secured Party under any law, hereunder, or under any other agreement pertaining to the Collateral, Secured Party need not file suit or assert a claim for personal judgment against any person for any part of the Obligations or seek to realize upon any other security for the Obligations, before foreclosing or otherwise realizing upon the Collateral, Debtor waive any right that can be waived to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Secured Party shall have no duty or obligation to Debtor to apply to the Obligations any such other security or proceeds thereof.

(g) Waivers by Debtor. Except as expressly required pursuant to Section 7(a) hereunder, Debtor waive notice of the creation, advance, increase, existence extension or renewal of, and of any indulgence with respect to the Obligations, waives presentment, demand, notice of dishonor, and protest waives notice of the amount of the Obligations outstanding at any time, notice of any change in financial condition if any person liable for the Obligations or any part thereof, notice of any Event of Default, and all other notices respecting the Obligations; and agrees that maturity of the Obligations and any part thereof may be accelerated, extended or renewed one or more times by Secured Party in its discretion, upon an uncured Event of Default, after the expiration of any grace period, without notice to Debtor. Debtor waives any right to require that any action be brought against any other person or to require that resort be had to any other security or to any balance of any deposit account.

(h) Definitions. The following terms shall have the respective meanings provided for in the Uniform Commercial Code as in effect from time to time in the State of New Jersey (the “Code”): “Cash Proceeds,” “Noncash Proceeds,” “Proceeds,” and “Supporting Obligations.”

6. Rights and Powers of Secured Party.

(a) General. Secured Party, after an Event of Default (as defined below) exists without liability to Debtor may: (i) to enter upon and take possession of the Collateral and otherwise preserve and protect the Collateral; or (ii) reject as unsatisfactory any property hereafter offered by Debtor as Collateral; (iii) take control of funds generated by the Collateral, such as cash, interest and proceeds, and use same to reduce any of the Obligations; and (iv) the right, either with or without entry or taking possession of the Collateral as aforementioned, personally or by its agents or attorneys, and without prejudice to the right to bring an action for foreclosure of this Security Agreement, to sell the Collateral or any part thereof pursuant to any procedures provided by applicable law. Secured Party shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Secured Party, its officers, agents or employees, except for its or their own willful misconduct or gross negligence. The foregoing rights and powers of Secured Party will be in addition to, and not a limitation upon, any rights and powers of Secured Party given by law, elsewhere in this Agreement or otherwise.

7. Default.

(b) Event of Default. An event of default (“Event of Default”) shall occur: (i) if Debtor shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in this Agreement or the Note; or (ii) the commencement of any proceedings in bankruptcy by or against Debtor or for the liquidation or reorganization of Debtor, or alleging that Debtor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of Debtor’s debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of Debtors, or the commencement of any analogous statutory or non-statutory proceedings involving Debtor; provided, however, in the case of an event described in subsection (i) of this Section 7(a), Debtor shall be given notice of such events and an opportunity to cure such events, which if cured by Debtor within five days of notice thereof, shall not constitute an Event of Default hereunder.

(c) Rights and Remedies. Except as expressly required pursuant to Section 7(a) hereunder, if any Event of Default shall occur, then, in each and every such case, Secured Party may, without: (i) presentment, demand, or protest; (ii) notice of default dishonor, demand, nonpayment, or protest; (iii) notice of intent to accelerate all or any part of the Obligations; (iv) notice of acceleration of all or any part of the Obligations; or (v) notice of any other kind, all of which Debtor hereby expressly waives (except for any notice required under this Agreement any other loan document or which may not be waived under applicable law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at Secured Party’s option:

(i) Acceleration. The Obligations shall, at Secured Party’s option, become immediately due and payable, and the obligation, if any, of Secured Party to permit further borrowings or perform its other Obligations under the Obligations shall at Secured Party’s option immediately cease and terminate.

(ii) Liquidation of Collateral. Sell, or instruct any agent or broker to sell, all or any part of the Collateral in a public or private sale, direct any agent or broker to liquidate all or any part of any account arising in connection with the sale or liquidation of the Collateral and deliver all proceeds thereof to Secured Party, and apply all proceeds to the payment or other satisfaction of the Obligations in such order and manner as Secured Party shall, in its discretion, choose.

(iii) Uniform Commercial Code. All of the rights, powers and remedies of a secured creditor under the Code as adopted in the jurisdiction to which Secured Party is subject under this Agreement.

Debtor specifically understand and agree that any sale by Secured Party of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Secured Party at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Debtor hereby release Secured Party and its representatives from and against any and all Obligations and liabilities arising out of or related to the timing or manner of any such sale.

If, in the opinion of Secured Party, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Secured Party may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Secured Party shall be deemed “commercially reasonable.”

8. General.

(a) Termination. This Agreement shall terminate upon the payment of the Note.

(b) Successors and Assigns. This Agreement is for the benefit of Secured Party, its successors and assigns. This Agreement is binding upon Debtor and Debtor’ successors, including without limitation any Person obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Debtor. Debtor may not assign any of its rights hereunder without the prior written consent of Secured party, which consent shall not be unreasonably withheld.

(c) Costs and Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation and execution of this Agreement, including all fees and expenses of agents, representatives, financial advisors, legal counsel, and accountants. Debtor shall pay on demand by Secured Party all costs and expenses, including without limitation, all reasonable attorneys’ fees incurred by Secured Party in connection with the enforcement and/or collection of this Agreement. This covenant shall survive the payment or satisfaction of the Obligations.

(d) Notices. All notices, requests, demands, claims, and other communications hererunder will be in writing. Any notice, request, demand, claim, or other communication hereunder will be deemed duly given if (and then three Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth on the signature page hereto. Any party hereto may send and notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth on the signature page hereto using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other notice in the manner herein set forth.

(e) Amendments and Waivers. No amendment, modification, replacement, termination, waiver or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by the each party hereto. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

(f) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a Governmental Entity, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the Governmental Entity, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(g) Cumulative Rights. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

(h) Governing Law. This Agreement and the performance of the obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles.

(i) Construction. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party hereto has not breached will not detract from or mitigate the fact that the party hereto is in breach of the first representation, warranty, or covenant.

(j) Electronic Signatures.

A. Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et.seq.), the Uniform Electronic Transactions Act, or any other law relating to or enabling the creation, execution, delivery, or recordation of any Contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party will be deemed to have executed this Agreement or other document contemplated thereby (including any amendment or other change thereto) unless and until such party shall have executed this Agreement or other document on paper by a handwritten original signature or any other symbol executed or adopted by a party hereto with current intention to authenticate this Agreement or such other document contemplated.

B. Delivery of a copy of this Agreement or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature, provided a copy bearing an original signature on paper is subsequently physically delivered. “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first set forth above.

DEBTOR:

NUTRIBAND INC.

By:	/s/ Gareth Sheridan
Gareth Sheridan, CEO

SECURED PARTY:

Pocono Coated Products, LLC

By:	/s/ Michael Myer
Name:	Michael Myer
Its:	Member